Exhibit 10.1

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 15, 2020, by and among Interpace Biosciences, Inc., a Delaware corporation (the “Company”), 1315 Capital II, L.P., a Delaware limited partnership (including its successors and assigns, “1315 Capital”) and Ampersand 2018 Limited Partnership, a Delaware limited partnership (including its successors and assigns, “Ampersand” and, together with 1315 Capital, the “Investors” and each an “Investor”).

WHEREAS, the Company and the Investors are parties to a Securities Purchase and Exchange Agreement, dated as of January 10, 2020 (the “Securities Purchase Agreement”), pursuant to which on the date hereof (a) the Company issued, sold and delivered to the Investors, and the Investors purchased and acquired from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of 20,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Shares”) and (b) the Company issued and delivered 27,000 Series B Shares to Ampersand in exchange for Ampersand’s 270 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Shares”), representing all issued and outstanding Series A Shares, pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, Series B Shares have the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), attached as an exhibit to the Securities Purchase Agreement.

WHEREAS, the Series B Shares are convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Shares”) pursuant to the Certificate of Designation; and

WHEREAS, the Company and the Investors desire to amend and restate that certain Investor Rights Agreement, dated as of July 15, 2019, among the Company and Ampersand in order to establish certain terms and conditions concerning the rights of and restrictions on the Investors with respect to the ownership of the Series B Shares and other capital stock of the Company, and it is a condition of the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the Investors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“1315 Capital Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of November 22, 2019, between the Company and 1315 Capital LLC.

“Addendum Agreement” is defined in Section 9.2.

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“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the following Persons shall not be deemed to be Affiliates of any of the Investors or any of their respective Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which any of the Investors or any of their respective Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of any of the Investors or any of their respective Affiliates or received any Confidential Information from or on behalf of any of the Investors; provided, however, clause (b) shall not apply to the use of the word “Affiliate” in the definition of Investor Parties. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Ampersand Confidentiality Agreement” means that certain Letter Agreement, dated as of February 15, 2019, between the Company and Ampersand Management, LLC.

“as converted basis” means with respect to the outstanding Common Shares as of any date, all outstanding Common Shares calculated on a basis in which all Common Shares issuable upon conversion of the outstanding Series B Shares (at the “Series B Conversion Price” in effect on such date as set forth in the Certificate of Designation), are assumed to be outstanding as of such date.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 days or otherwise (including assuming conversion of all Series B Shares owned by such Person to Common Shares).

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all Common Shares and Series B Shares.

“Closing Date” means the date of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Shares” is defined in the recitals to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Company Board” means the Board of Directors of the Company.

“Demand Registration” is defined in Section 2.1.1.

“Demand Takedown” is defined in Section 2.3.4.(a).

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“Demanding Holder” is defined in Section 2.1.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Equity Securities” means, with respect to any Person, (x) any shares of Capital Stock of such Person, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of Capital Stock of such Person, and (z) Capital Stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of Capital Stock of such Person, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Exempted Securities” means (a) Common Shares, options or convertible securities issued as a dividend or distribution on Series B Shares; (b) Common Shares, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on Common Shares; (c) Common Shares or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Company Board, including the approval of at least one Investor Director; (d) Common Shares or convertible securities actually issued upon the exercise of options or Common Shares actually issued upon the conversion or exchange of convertible securities, in each case, provided such issuance is pursuant to the terms of an option or convertible security that is issued and outstanding prior to the Closing Date.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Governmental Authority” any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Independent Director” is defined in Section 6.1.1.

“Investor” and “Investors” are defined in the preamble to this Agreement.

“Investor Directors” is defined in Section 6.1.1.

“Investor Indemnified Party” is defined in Section 4.1.

“Investor Parties” means, as applicable, each of the Investors and any of their respective Affiliates, including Affiliates to whom Series B Shares or Common Shares are transferred pursuant to and in accordance with this Agreement.

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“Law” means all applicable constitutions, treaties, statutes, laws (including common law), orders, ordinances, regulations, codes, rules, legally binding regulatory policy statements, binding standards or guidance, or general binding directives or decrees enacted, adopted or applied by any and all Governmental Authorities.

“Lock-Up Parties” is defined in Section 2.4.4.

“Lock-Up Period” means the period commencing on the Closing Date and ending one hundred and eighty (180) days following the Closing Date.

“Marketed Takedown” shall mean a Underwritten Takedown that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 9.3.

“Observer” is defined in Section 6.2.

“Participation Portion” means a fraction the numerator of which is the aggregate number of Common Shares issuable upon the conversion of the Series B Shares held by an Investor as of the date of the Pre-Emptive Right Notice, and the denominator of which is the aggregate number of Common Shares issued and outstanding as of the date of the Pre-Emptive Right Notice, assuming for such purposes that all Series B Shares have been converted into Common Shares in accordance with their terms as of such date.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pre-Emptive Right Notice” is defined in Section 7.1.1.

“Registrable Securities” means (i) any Series B Shares, (ii) any Common Shares issued upon the conversion of the Series B Shares and (iii) any other Common Shares hereafter acquired by the Investors (and any other securities issued or issuable to the Investors with respect to the securities referred to in clauses (i), (ii) and (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of pursuant to such Registration Statement; (b) upon an Investor’s request in writing, (i) such securities shall have been otherwise transferred pursuant to such written request, (ii) new certificates for them or registered in such alternative form, in each case not bearing a legend restricting further transfer, shall have been delivered by the Company in accordance with such written request and (iii) subsequent public distribution of them shall not require registration under the Securities Act and is permitted under Rule 144A without any volume, manner-of-sale or other conditions; or (c) such securities shall have ceased to be outstanding. The parties hereto acknowledge that the inclusion of “any Series B Shares” in the definition of “Registrable Securities” is intended solely to facilitate any registration of Common Shares and that, in the event the Investors have no rights under this Agreement to effect any public offering of Series B Shares.

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“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8 or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.3.4(a).

“Resale Shelf Registration Statement” is defined in Section 2.3.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Securities Purchase Agreement” is defined in the recitals to this Agreement.

“Selling Holders” is defined in Section 2.3.4(a)(ii).

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Shares).

“Standstill Period” means the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to Section 2.4, at any time and from time to time beginning one year following the Closing Date, any Investor or a group of Investors may make a written demand to require the Company to effect the Registration under the Securities Act of all or any portion of their Registrable Securities, as applicable, on Form S-1 or any similar long-form Registration or, if then available, on Form S-3; provided that the Registrable Securities included in such demand have an estimated aggregate market value of not less than $5,000,000. Each registration requested pursuant to this Section 2.1.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Sections 2.1.4 and 3.4 and the provisos set forth in Section 3.1.1.

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2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto (including the Company’s maintaining effectiveness for the duration of the Effectiveness Period (as defined below)); provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other Governmental Authority or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Demanding Holders holding seventy-five percent (75%) of the Registrable Securities covered by such Registration Statement thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such Registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting and the Company shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Shares which the Company desires to sell and the Common Shares, if any, as to which registration has been requested pursuant to valid written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares held by each such Person) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Shares for the account of other persons that the Company is obligated to register pursuant to valid written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof (pro rata in accordance with the number of shares held by each such person) that can be sold without exceeding the Maximum Number of Shares.

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2.1.5 Withdrawal. The Demanding Holders holding seventy-five percent (75%) of the Registrable Securities covered by such Registration Statement shall have the right to require the Company to abandon or withdraw such Registration Statement by giving written notice to the Company and the managing Underwriter or Underwriters of such request prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such case, the abandoned or withdrawn registration shall not count for purposes of the number of Demand Registrations permitted pursuant to Section 2.4.1 if (i) more than 20% of the Registrable Securities requested by such Demanding Holders to be included in such registration are not or would not have been so included or (ii) a material adverse change in the Company’s business, operations, financial condition, operating results or prospects or the price to the public at which the Registrable Securities are proposed to be sold in such registration has occurred; provided that if such Demanding Holders require the Company to abandon or withdraw such Registration Statement for any other reason, the abandoned or withdrawn registration shall also not count for purposes of the number of Demand Registrations permitted pursuant to Section 2.4.1 if such Demanding Holders reimburse the Company for the Demanding Holders’ costs associated with the abandoned or withdrawn registration.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time from time to time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.3), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). Subject to receipt of the information from the holders of Registrable Securities set forth in Section 3.4, the Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Company and all holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Shares which the Company desires to sell, taken together with Common Shares, if any, as to which registration has been demanded pursuant to valid written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.2, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, pro rata based on the total number of Registrable Securities held by the Investors; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities for the account of other persons that the Company is obligated to register pursuant to valid written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the Common Shares or other securities for the account of the demanding persons and the holders of Registrable Securities exercising their piggy-back registration rights pursuant to the terms hereof, pro rata based on the total number of fully diluted Common Shares held by such selling holders, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities for the account of other persons that the Company is obligated to register pursuant to valid written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. With respect to registrations not initiated by holders of Registrable Securities and to which such holders are participating solely through their piggy-back registration rights, the Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to valid written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Resale Shelf Registration Rights.

2.3.1 Registration Statement Covering Resale of Registrable Securities. On or prior to the first anniversary of the Closing Date, upon the written demand of an Investor or group of Investors and subject to receipt of the information from the holders of Registrable Securities set forth in Section 3.4, the Company shall promptly effect an effective Registration Statement permitting offerings to be made on a continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities held by or then-issuable to the Investors (the “Resale Shelf Registration Statement”). The Company will notify all Investors that are holders of Registrable Securities of the demand and that they will include in the Resale Shelf Registration Statement such Investor’s Registrable Securities. The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. If, on the date that the Resale Shelf Registration Statement is filed, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), then the Company shall file the Resale Shelf Registration Statement as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), which shall be effective upon the filing thereof. If the Company is not a WKSI on the date of the written demand, the Company shall make the initial filing of the Resale Shelf Registration Statement within forty-five (45) days of receipt of the written demand. Once the Resale Shelf Registration Statement is effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. If any Registrable Securities are outstanding at the expiration of the Effectiveness Period, the Company is obligated to file and make effective a subsequent Resale Shelf Registration Statement on or prior to the expiration of the Effectiveness Period in accordance with this Section 2.3.1 registering the resale from time to time by Investors of all of the Registrable Securities held by or then issuable to the Investors.

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2.3.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.3.3 Amendments and Supplements. Subject to the provisions of Section 2.3.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.3.4 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If the Company shall receive a request from one or more holders of Registrable Securities (the requesting holder(s) shall be referred to herein as the “Requesting Holder”), provided that the estimated aggregate market value of the Registrable Securities is at least $5,000,000 for a Marketed Takedown, that the Company effect an Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof (including whether such Underwritten Takedown is intended to be a Marketed Takedown), then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least five (5) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.1.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.3.4(a), and

(ii) subject to the restrictions set forth in Section 2.1.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within two (2) Business Days after such holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

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(b) Promptly after the expiration of the two (2) Business Day period referred to in Section 2.3.4(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (on a pro rata basis based on the total number of Registrable Securities held by such Selling Holders, subject to a determination by the Commission that certain Selling Holders must be reduced first based on the number of Registrable Securities held by such Selling Holders).

2.3.5 Selection of Underwriters. Selling Holders holding seventy-five percent (75%) of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.4 Registration Rights Limitations.

2.4.1 The Company shall not be obligated to effectuate more than an aggregate of two (2) Demand Registrations.

2.4.2 The Company shall not be obligated to effectuate more than (i) two (2) Marketed Takedowns in any 365-day period or (ii) an aggregate of two (2) Marketed Takedowns.

2.4.3 For so long as a Resale Shelf Registration Statement is effective with respect to all Registrable Securities of an Investor and such Investor is able to sell its Registrable Securities in a takedown offering pursuant to such Resale Shelf Registration Statement, such Investor’s right to make a Demand Registration of such Registrable Securities pursuant to Section 2.1 is suspended.

2.4.4 If any sale of Registrable Securities shall be effected by means of an underwritten offering, (a) each of the Investors, the members of the Company Board and the executive officers of the Company (collectively, the “Lock-Up Parties”) shall enter into a customary “lock-up” agreement (which lock-up agreements shall contain identical terms) in favor of the underwriters and (b) neither the Company nor any Lock-Up Party shall effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including any sale pursuant to Rule 144 or by entering into any swap, hedge or other arrangement that transfers, in whole or in part, the economic consequence of ownership of such securities, during the ten (10) Business Days prior to, and continuing for ninety (90) Business Days after, the date of the pricing of such underwritten offering (unless the underwriters, the Company and the Investors agree on a different time period). The foregoing notwithstanding, no Lock-Up Party shall be required to terminate an existing 10b5-1 plan or to cease sales under any such plan. No Lock-Up Party holding any class of securities subject to this Section 2.4.4 shall be released from any obligation under any agreement, arrangement or understanding entered into with respect to this Section 2.4.4 unless the Investors are also released.

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2.4.5 The Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any security of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities such holders can include in any (i) registration statement filed pursuant to Sections 2.1 and 2.3.1 hereunder or (ii) Underwritten Takedown pursuant to Section 2.3.4 hereunder, unless such rights are subordinate to those of the holders of Registrable Securities.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to forty-five (45) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the chief executive officer and chief financial officer of the Company stating that, in the good faith judgment of the Company Board, if the Registration Statement were to be effected at such time, it would (i) materially interfere with a bona fide material acquisition, corporate organization or other similar transaction involving the Company or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, the premature disclosure of which would materially adversely affect the Company; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of ninety (90) days in any 365-day period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

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3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

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3.1.7 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and as are reasonably satisfactory to participating holders holding seventy-five percent (75%) of the Registrable Securities included in such offering.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration or Underwritten Takedown, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions, and as are reasonably satisfactory to participating holders holding seventy-five percent (75%) of the Registrable Securities included in such offering.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.3, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.3.4(a), any Piggy-Back Registration pursuant to Section 2.2, any other distribution pursuant to the terms hereof and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one (1) legal counsel selected by participating holders holding seventy-five percent (75%) of the Registrable Securities included in such Registration or offering. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with applicable state securities laws, including each participating holder delivering to the Company a fully completed and duly executed Selling Stockholder Questionnaire, a form of which is attached hereto as Exhibit B.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), or any “issuer information” (as defined in Rule 433 under the Securities Act) or any “road show” (as defined in Rule 433 under the Securities Act), or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), or any “road show” (as defined in Rule 433 under the Securities Act) in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

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4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will severally, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), or any “issuer information” (as defined in Rule 433 under the Securities Act) or any “road show” (as defined in Rule 433 under the Securities Act), or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one (1) such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. BOARD OF DIRECTORS MATTERS.

6.1 Directors.

6.1.1 The Company Board will take the actions necessary such that, effective as of the Closing Date, the Company Board shall be comprised of:

(a) two (2) Class I Directors, (i) one of whom shall qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Company’s securities are then listed or designated (such director, an “Independent Director”), and shall initially be Stephen J. Sullivan and (ii) one of whom shall be designated by Ampersand and shall initially be Eric Lev;

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(b) three (3) Class II Directors, (i) one of whom shall be an Independent Director designated by Ampersand and shall initially be Robert Gorman, (ii) one of whom shall be an Independent Director designated by 1315 at a future date, and (iii) one of whom shall be designated by 1315 and shall initially be Edward Chan; and

(c) two (2) Class III Directors, (i) one of whom shall initially be Jack Stover, and (ii) one of whom shall be an Independent Director and shall initially be Dr. Joseph Keegan.

6.1.2 For so long as Ampersand holds at least sixty percent (60%) of the Series B Shares held by Ampersand as of the Closing Date, Ampersand shall be entitled to elect two (2) directors of the Company, provided that one (1) director elected by Ampersand must qualify as an Independent Director. For so long as Ampersand holds less than sixty percent (60%) of the Series B Shares held by Ampersand as of the Closing Date but at least forty percent (40%) of the Series B Shares held by Ampersand as of the Closing Date, Ampersand shall be entitled to elect one (1) director of the Company. Each director elected pursuant to this Section 6.1.2 is referred to herein as an “Ampersand Director.”

6.1.3 For so long as 1315 Capital holds at least sixty percent (60%) of the Series B Shares held by 1315 Capital as of the Closing Date, 1315 Capital shall be entitled to elect two (2) directors of the Company, provided that one (1) director elected by 1315 Capital must qualify as an Independent Director. For so long as 1315 Capital holds less than sixty percent (60%) of the Series B Shares held by 1315 Capital as of the Closing Date but at least forty percent (40%) of the Series B Shares held by 1315 Capital as of the Closing Date, 1315 Capital shall be entitled to elect one (1) director of the Company. Each director elected pursuant to this Section 6.1.3 is referred to herein as a “1315 Capital Director” and, together with the Ampersand Director, the “Investor Directors.”

6.1.4 From and after the Closing Date, subject to the rules and regulations regarding director independence of the Nasdaq Stock Market or such other exchange on which the Company’s securities are then listed or designated, one (1) Ampersand Director and one (1) 1315 Capital Director shall have the right to serve on each and every committee of the Company Board.

6.2 Observation Rights. From and after the Closing Date, 1315 Capital shall have the right to designate one (1) representative, who shall initially be Adele Oliva, to attend all meetings of the Company Board and any committees or sub-committees thereof in a nonvoting observer capacity (a “Observer”) and Ampersand shall have right to designate two (2) Observers, who shall initially be Herb Hooper and Laurence McCarthy; provided, that the Observers can be excluded from any meeting of any committee or sub-committee of the Company Board at the sole discretion of such committee or sub-committee for any reason.

6.3 Compensation; D&O Insurance; Indemnification. The Company shall reimburse each Investor Director and Observer for his or her reasonable out-of-pocket expenses incurred for the purpose of attending each meeting of the Company Board or any committee thereof in accordance with the Company’s reimbursement policy in effect from time to time for non-employee directors (such policy being deemed to apply to an Observer as if he or she were a member of the Company Board). Each Investor Director shall be entitled to the same benefits and other rights (other than compensation) provided to any other non-executive director, including benefits and coverage under any director and officer insurance policy maintained by the Company. Promptly following the appointment or election of any Investor Director, the Company and such Investor Director shall enter into an indemnification agreement on terms substantially similar to the terms of indemnification agreements that the Company has entered into with any other non-executive director. The Company shall enter into an indemnification agreement at least as favorable as the indemnification agreements entered into with any other non-executive director after the Closing Date with any other individual that becomes an Investor Director, if and as applicable.

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6.4 Information Rights. From and after the Closing Date, the Company shall deliver to the Investor Directors and Observers, as applicable, and the Investors (for the benefit of the Investors) copies of all written information (including, without limitation, board packages, notices, minutes, consents, budgets, business plans, financial forecasts, financial statements (audited or unaudited, with or without footnotes), operating reports and any other materials to the extent and in the manner and form provided to the Company Board or any committee or sub-committee thereof or in any periodic information required to be delivered to any lender to the Company or any of its subsidiaries, in each case, at the same time such information is provided to the Company Board (or any committee or sub-committee thereof) or any such lender). The Investor Directors, Observers and/or Investor may, in its, his or her sole discretion, request that delivery of such written information and materials not be provided to it, him or her at any time; provided, however, that refusal of any one or more deliveries shall not be deemed to be an ongoing waiver or amendment of the Company’s obligations and/or each of the Investor Director’s, Observer’s or Investor’s rights pursuant to this Section 6.5.

6.5 Confidentiality. Ampersand agrees to keep confidential “Evaluation Material” (as defined in the Ampersand Confidentiality Agreement) and 1315 Capital agrees to keep confidential “Confidential Information” (as defined in the 1315 Capital Confidentiality Agreement) received prior to the date hereof and all proprietary and all non-public information regarding the Company and its subsidiaries received pursuant to Section 6.5 (the “Confidential Information”), and in each case not to disclose or reveal any such Confidential Information to any Person without the prior written consent of the Company; provided, however, that Confidential Information may be disclosed by any Investor to its members, directors, managers, officers, employees, debt financing sources, potential purchasers of Equity Securities from any Investor Party with respect to transfers that would be permitted pursuant to Section 8.3, consultants, agents, advisors and representatives, including the Investor Directors and Observers (collectively, “Permitted Representatives”) who need to know such Confidential Information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by any Investor in any Series B Shares or Common Shares issued or issuable upon conversion of any Series B Shares pursuant to the Certificate of Designation, and agree to cause such Permitted Representatives to observe the terms of this Section 6.6; provided, that nothing herein shall prevent any Investor or any Permitted Representative from disclosing any Confidential Information that (1) is or becomes generally available to the public other than as a result of any act or omission by an Investor or such Permitted Representative in violation of this Section 6.6, (2) was available to any Investor or Permitted Representative on a non-confidential basis prior to disclosure to any Investor or Permitted Representative by the Company or its representatives, (3) becomes available to any Investor or Permitted Representatives from a source other than the Company or its representatives when such source is entitled, to the knowledge of such Investor, to make such disclosure without violating any fiduciary duty or any non-disclosure or confidentiality agreement, or (4) is required to be disclosed by law, rule or regulation (provided; that prior to such disclosure, the applicable Investor shall, unless prohibited by law, rule, regulation or order, promptly notify the Company of any such disclosure, use reasonable efforts to limit the disclosure requirements of such law or order, and maintain the confidentiality of such information to the maximum extent permitted by law, rule or regulation). If any Investor or Permitted Representative is requested or required (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that such Investor will provide the Company with prompt written notice of such request(s) so that the Company may seek (at the Company’s sole cost) an appropriate protective order or other appropriate remedy and/or waive the Investor’s compliance with this Section 6.6. If, failing the entry of a protective order or the receipt of a waiver hereunder, any Investor or Permitted Representative is, after consultation with outside counsel, compelled to disclose Confidential Information, such Investor or Permitted Representative may disclose only that portion of such information that in the opinion of Investor’s counsel is legally required without liability hereunder; provided, that such Investor agrees to use commercially reasonable efforts to obtain, at the Company’s sole expense, assurance that confidential treatment will be accorded such information, including, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

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7. RIGHTS TO PURCHASE.

7.1 Right to Participate in Certain Sales of Additional Securities.

7.1.1 For so long as any shares of Registrable Securities remain outstanding, the Company agrees that it will not (and that it will cause its subsidiaries not to) sell or issue any shares of Capital Stock or Equity Securities, in each case, unless (x) the Company first submits a written notice (a “Pre-Emptive Right Notice”) to the Investors (for the benefit of the Investor Parties) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price, timing (which shall be at least three (3) but no more than six (6) Business Days after the delivery or deemed delivery of such Pre-Emptive Right Notice to the Investor) and other terms of the proposed sale of such Proposed Securities; and (C) the amount of such Proposed Securities proposed to be issued; provided, that following the delivery of such notice, the Company shall deliver to the Investors (for the benefit of the Investor Parties) any such information the Investors may reasonably request in order to evaluate the proposed issuance, (y) it offers to issue and sell to the Investor Parties, on such terms as the Proposed Securities are issued and upon full payment by the Investor Parties, the lesser of (i) fifty percent (50%) of the Proposed Securities (to be allocated among the Investor Parties in proportion to their respective levels of ownership of Series B Shares as of the date of the Pre-Emptive Rights Notice) or (ii) the percentage of the Proposed Securities equal to the aggregate Participation Portions of the Investor Parties (to be allocated among the Investor Parties in proportion to their respective levels of ownership of Series B Shares as of the date of the Pre-Emptive Rights Notice); provided, however, that, subject to compliance with the terms and conditions set forth in Section 7.1.5, the Company shall not be required to offer to issue or sell to the Investor Parties the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties under Nasdaq Marketplace Rule 5635 unless such approval has been obtained (provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the Investors (for the benefit of the Investor Parties), which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof).

7.1.2 The Investor Parties will have the option, exercisable by written notice delivered by the Investors (on behalf of the Investor Parties) to the Company, to accept the Company’s offer and commit to purchase any or all of the Proposed Securities offered to be sold by the Company to such Investor Parties, which notice must be given prior to the later of (x) five (5) Business Days after receipt of such notice from the Company and (y) two (2) Business Days prior to the proposed issuance date set forth in the Pre-Emptive Right Notice (the “Pre-Emptive Right Lapse Time”). If the Company offers two (2) or more securities as a unit to all other participants in the offering, the Investor Parties will be given the same choice as provided to other participants in the offering. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by any such Investor Party may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to (i) obtain required approvals from any Governmental Authority or (ii) permit one or more Investor Parties to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor Parties have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Parties in the Pre-Emptive Right Notice delivered in accordance with Section 7.1.1. Any Proposed Securities offered or sold by the Company after such 60-day period must be reoffered to issue or sell to the Investor Parties pursuant to this Section 7.1; provided that, subject to compliance with the terms and conditions set forth in Section 7.1.5, the Company shall not be required to reoffer to the Investor Parties the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the under Nasdaq Marketplace Rule 5635 unless such approval has been obtained.

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7.1.3 The election by any Investor Party not to exercise its pre-emptive rights under this Section 7.1 in any one instance shall not affect its right as to any subsequent proposed issuance.

7.1.4 In the case of an issuance subject to this Section 7.1 for consideration in whole or in part other than cash, including securities acquired in exchange therefor, the consideration other than cash shall be deemed to be the “Fair Market Value” (as defined in the Certificate of Designation) thereof.

7.1.5 In the event that the Company is not required to offer or reoffer to an Investor Party any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under Nasdaq Marketplace Rule 5635, the Company shall, upon the reasonable request of the Investors delivered to the Company in writing at or before the Pre-Emptive Right Lapse Time, at the Investors’ election (acting in its sole discretion):

(a) consider and discuss in good faith modifications proposed by the Investors to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to the Investor Party such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or;

(b) take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties, including without limitation, calling a special meeting of the Company’s stockholders to vote on (and including in the proxy statement related thereto) a proposal to authorize and approve potential equity issuances by the Company upon exercise of the Investor Parties’ rights pursuant to Section 7 which occur prior to the seven-year anniversary of such special meeting and a recommendation by the Company Board in favor of the approval of such proposal (providing the highest level of support for the approval of such proposal as the Company Board provides to any other proposal included in either such proxy statement or the proxy statement for the preceding year’s annual meeting of stockholders).

7.2 Exceptions. Notwithstanding the foregoing, the right to purchase granted to the Investor Parties under this Section 7 shall be inapplicable with respect to the issuance of Exempted Securities. The Company and the Investors also severally agree that, with respect to an underwritten offering of securities that is consummated within one year of the Closing Date, to the extent the offer and sale of any securities in such underwritten offering to any Investor Party pursuant to this Section 7 would not comply with Rule 2010 of the Financial Industry Regulatory Authority Manual or applicable rules and regulations of the Commission, then the Company shall not be required to make such an offer and sale in such underwritten offering to any Investor Party pursuant to this Section 7. In such event, the Company agrees that it will cooperate with the Investor Parties and will promptly take all actions to effect the offer and sale of securities to the Investor Parties in an alternative manner that complies with Rule 2010 of the Financial Industry Regulatory Authority Manual or applicable rules and regulations of the Commission so that the intents and purposes of this Section 7 are effectuated, including without limitation by offering the Investor Parties securities in a private transaction that provide the Investor Parties the opportunity to maintain their respective proportional stock ownership in the Company on a fully-diluted basis.

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8. COVENANTS.

8.1 Standstill. The Investors agree that during the Standstill Period, without the prior written approval of the Company or the Company Board, or as otherwise expressly permitted or contemplated by this Agreement (including Section 7) or the Certificate of Designation, each Investor will not and will cause its respective Affiliates not to acquire beneficial ownership of any securities (including in derivative form) of the Company, in each case excluding (x) the Series B Shares purchased or issued directly from the Company or Common Shares issuable upon conversion of the Series B Shares, and (y) any Capital Stock or other Equity Securities of the Company pursuant to or in accordance with the Certificate of Designation or Section 7 hereof.

8.2 Short Sales Prohibited. The Investors shall not engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of (i) the consummation of a Deemed Liquidation (as defined in the Certificate of Designation); and (ii) the date that Investor Parties do not own any Series B Shares or Common Shares issuable upon conversion of the Series B Shares.

8.3 Lock-Up. The Investors agree that during the Lock-Up Period, the Investors shall not transfer any Common Shares issuable upon conversion of the Series B Shares, except as part of a pledge by an Investor of the equity securities it acquires in any portfolio company that is made to secure indebtedness existing as of the date hereof for borrowed money incurred in connection with on-call commitments of such Investor’s limited partners (a “Permitted Pledge”) or to any Affiliate of such Investor.

8.4 Investor Consent Rights. For so long as any shares of the Series B Shares remain outstanding, the following actions may only be taken by the Company or any of its direct or indirect subsidiaries with the written consent of Investors representing at least seventy-five percent (75%) of the outstanding Series B Shares:

8.4.1 amend, waive, alter or repeal the preferences, rights, privileges or powers of the Series B Shares;

8.4.2 amend, alter or repeal any provision of the Certificate of Designation in a manner that is adverse to the holders of Series B Shares;

8.4.3 authorize, create or issue any equity securities senior to or pari passu with either series of the Series B Shares; or

8.4.4 increase or decrease the number of directors constituting the Company Board.

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8.5 Additional Investor Consent Rights. For so long as at least thirty percent (30%) of the Series B Shares outstanding as of the Closing Date remains outstanding (as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event with respect to the Common Shares), the following actions may only be taken by the Company or any of its direct or indirect subsidiaries with the written consent with the consent of Investors representing at least seventy-five percent (75%) of the outstanding shares of Series B Shares:

8.5.1.1 (a) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Company or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (b) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Company or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions exceeding $4.5 million initially (the “Debt Threshold”), excluding, however: (i) any capitalized and operating leases entered into by the Company or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice and (ii) any debt incurred by the Company pursuant to the terms of the Company’s existing term loan and credit facility with Silicon Valley Bank; provided, that if the aggregate consolidated revenue recognized by the Company and its direct or indirect subsidiaries (the “Combined Revenue”) as reported by the Company on Form 10-K for any fiscal year ending after the Closing Date exceeds $45 million dollars, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (i) ten percent (10%); multiplied by (ii) the Combined Revenue as reported by the Company on Form 10-K for the previous fiscal year;

8.5.1.2 merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20 million (the “Acquisition Threshold”); provided, that the Acquisition Threshold shall increase on a straight line basis to an amount up to $40 million, but in no event greater than $40 million, to the extent Combined Revenue for the then-most recently completed quarterly period as reported by the Company on Form 10-K or Form 10-Q, as applicable, falls between the Combined Revenue for the Company’s fiscal quarter ended on September 30, 2019, and 100% greater than the Combined Revenue for the Company’s fiscal quarter ended on September 30, 2019;

8.5.1.3 materially change the nature of the business of the Company or any of its direct or indirect subsidiaries as it is proposed to be conducted as of the Closing Date;

8.5.1.4 consummate any Liquidation (as defined in the Certificate of Designation);

8.5.1.5 transfer, by sale, exclusive license or otherwise, material intellectual property rights of the Company or any of its direct or indirect subsidiaries, other than licenses, transfers or sales of products accomplished in the ordinary course of business consistent with past practice;

8.5.1.6 declare or pay any cash dividend or make any cash distribution on any equity interests of the Company other than the Series B Shares;

8.5.1.7 repurchase or redeem any shares of capital stock of the Company, except for: (a) the redemption of the Series B Shares pursuant to Section 5(d) of the Certificate of Designation; or (b) repurchases of Common Shares under agreements previously approved by the Company Board with employees, consultants, advisors or others who performed services for the Company or any direct or indirect subsidiary in connection with the cessation of such employment or service;

8.5.1.8 (a) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Company or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (b) incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Company or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions in excess of the Debt Threshold (in each case, excluding: (i) any capitalized and operating leases entered into by the Company or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice; (ii) any debt incurred by the Company pursuant to the terms of the Company’s existing term loan and credit facility with Silicon Valley Bank; and (iii) any purchase money financing in connection with the acquisition of equipment or otherwise);

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8.5.1.9 change any accounting methods or practices of the Company or any of its direct or indirect subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities, including but not limited to the Securities and Exchange Commission and the Financial Accounting Standards Board, in each case, as consented to by the Company’s independent auditors; or

8.5.1.10 conduct a public offering of Common Shares registered with the Securities and Exchange Commission, including any at-the-market offering of the Company’s Common Shares.

8.6 Tax Treatment. The Company agrees that, except as otherwise required pursuant to a change in law applicable to the Series B Shares or a final determination (as defined in Section 1313(a) of the Code), (a) it will not treat the Series B Shares as “preferred stock” for purposes of Section 305 of the Code and (b) it will not treat any accrued or accumulated but undeclared dividends on the Series B Shares as a distribution pursuant to Section 305(c) of the Code.

8.7 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in Investor, any other Investor Party and/or any Investor Director or Observer being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if such Investor Director is serving on the Company Board at such time or has served on the Company Board during the preceding six months (or if the Observers are serving in its capacity as such or has served in such capacity during the preceding six months): (i) the Company Board will pre-approve such disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Investor Parties’, the Investor Director’s and the Observer’s interests (for the Investor Parties and/or Observers, to the extent any Investor Party or the Observers may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and Common Shares or Series B Shares are, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by any Investor Party and/or any Investor Director or Observer of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or associate or other designee of any Investor Party will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor Parties, the Investor Directors and the Observers (for the Investor Parties and/or Observers, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

8.8 Corporate Actions. At any time that any Series B Share is outstanding, the Company shall:

8.8.1 take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of Common Shares issuable upon conversion of the Series B Shares in accordance with the terms of the Certificate of Designation; and

8.8.2 not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the Nasdaq Stock Market in respect of the Common Shares other than in connection with a Deemed Liquidation (as defined in the Certificate of Designation) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under the Certificate of Designation.

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8.9 Voting. Each Investor shall vote all voting securities of the Company owned by such Investor, or over which such Investor has voting control, in favor of the election of any individual who is nominated by the Company’s Nominating and Corporate Governance Committee to serve as a director on the Company Board; provided that nothing in this Section 8.9 shall prevent an Investor from exercising its rights to designate and elect the Investor Directors as contemplated by Section 6.1. Each Investor’s obligations pursuant to this Section 8.9 shall terminate if such Investor is no longer entitled to designate or elect an Investor Director pursuant to Section 6.1.

9. MISCELLANEOUS.

9.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

9.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. Subject to Section 8.3, this Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder; provided, that Sections 6.1 – 6.5, 7, 8.4, 8.5, 8.6, 8.7 and 8.9 shall not be transferable or assignable to the transferee of Registrable Securities that received such Registrable Securities upon foreclosure of a Permitted Pledge. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 9.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

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9.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 9.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 9.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or to such other address or email address as such party shall have specified most recently by written notice):

If to the Company:

Interpace Biosciences, Inc.

Morris Corporate Center 1, Building C

300 Interpace Parkway, Parsippany, NJ 07054

Attention: Jack E. Stover, President and CEO

Email: jstover@interpace.com

With a copy to:

Pepper Hamilton LLP

620 Eighth Avenue, 37th Floor

New York Times Building

New York, NY 10018

Attention: Merrill M. Kraines, Esquire

Email: krainesm@pepperlaw.com

If to 1315 Capital:

1315 Capital II, L.P.

2929 Walnut Street, Suite 1240

Philadelphia, PA 19104

Attention: Adele C. Oliva, Founding Partner

Email: adele.oliva@1315capital.com

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: Joanne R. Soslow, Esquire

Email: joanne.soslow@morganlewis.com

If to Ampersand:

Ampersand 2018 Limited Partnership

c/o Ampersand Capital Partners

55 William Street, Suite 240

Wellesley, MA 02481

Attention: Dana L. Niles, Chief Operating Partner

Email: dln@ampersandcapital.com

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With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: James T. Barrett, Esq., and Jocelyn Arel, Esq.

Email: JBarrett@goodwinlaw.com and JArel@goodwinlaw.com

9.4 Severability; Amendments; Waivers. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. The provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, only with the written agreement of holders holding seventy-five percent (75%) of the Registrable Securities covered hereby.

9.5 Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would result in the application of any law other than the laws of the State of Delaware. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.6 Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 9.5 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investors would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.6 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

9.8 Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

9.9 Entire Agreement. This Agreement and the Securities Purchase Agreement (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto or thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

INTERPACE BIOSCIENCES, INC.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President & Chief Executive Officer

[Remainder of Page Intentionally Left Blank]

Signature Page to Investor Rights Agreement

INVESTORS:

Ampersand 2018 Limited Partnership

By:	AMP-18 Management Company Limited Partnership, its General Partner

By:	AMP-18 MC LLC, its General Partner

By:	/s/ Herbert H. Hooper
Name:	Herbert H. Hooper
Title:	Managing Member

1315 CAPITAL II, L.P.

By:	1315 Capital Management II, LLC,
its General Partner

By:	/s/ Adele C. Oliva
Name:	Adele C. Oliva
Title:	Managing Member

Signature Page to Investor Rights Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Amended and Restated Investor Rights Agreement, dated as of January 15, 2020 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Common Shares of the Company (the “Shares”) [or other equity securities of the Company that are convertible, exercisable or exchangeable for Common Shares of the Company (the “Convertible Securities”)] as a transferee of such Shares [or Convertible Securities] from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares [or Convertible Securities] shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:	INTERPACE BIOSCIENCES, INC.

By:	By:

EXHIBIT B

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the Series B Convertible Preferred Stock, par value $0.01 per share, of Interpace Biosciences, Inc., a Delaware corporation (the “Company”), is a party to that certain Amended and Restated Investor Rights Agreement, dated as of January 15, 2020, by and among the Company, 1315 Capital II, L.P., a Delaware limited partnership, Ampersand 2018 Limited Partnership, a Delaware limited partnership (the “Agreement”), and understands that the Company is obligated to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. The undersigned has agreed to complete, execute and deliver this Questionnaire to the Company pursuant to Section 3.4 of the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within ten (10) Business Days following either (A) any Investor’s delivery of a notice for Demand Registration, (B) the Company’s delivery of a notice for Piggy-Back Registration or (C) a request from the Company in connection with the filing of a Resale Shelf Registration Statement pursuant to Section 2.3 of the Agreement (1) will not be named as selling stockholders in the Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone: ____________________________________________________________________________
Fax: _________________________________________________________________________________
Contact Person: ________________________________________________________________________
E-mail address of Contact Person:______________________________________________

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number of shares of Common Shares to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes[ ]	No[ ]

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes[ ]	No[ ]

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes[ ]	No[ ]

Note:	If yes, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes[ ]	No[ ]

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

__________________________________________________________________________________

_______________________________________________________________________________

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ____________________________	Beneficial Owner: ________________________

By:
Name:
Title: